Exhibit 2.01

Exhibit 2.01 - Resource Extraction Payment Report

The tables below set forth payments made to governments for the fiscal year ended December 31, 2025.

Payments made by country and level of government

US$ millions

Country	Subnational Government Level	Subnational Government Entity Receiving the Payment	Currency of payment	Reporting currency	Business Segment that made the payment	Taxes	Royalties	Fees	Bonuses	Infrastructure Improvement Payments	Total Amount paid to Payee (1)	Notes
United States	United States Federal Government	Internal Revenue Service	USD	USD	USA Operations	15.6	-	-	-	-	15.6
		Office of Natural Resources	USD	USD	USA Operations	-	6.4	0.2	-	-	6.6
	United States Federal Government Total					15.6	6.4	0.2	-	-	22.2

Canada	Province of Alberta	Alberta Energy Regulator	CAD	USD	Canadian Operations	-	-	2.8	-	-	2.8
		Alberta Finance, Tax and Revenue Administration	CAD	USD	Canadian Operations	11.9	-	-	-	-	11.9
		Alberta Petroleum Marketing Commission	CAD	USD	Canadian Operations	-	3.4	-	-	-	3.4
		Government of Alberta	CAD	USD	Canadian Operations	-	137.8	1.0	0.3	-	139.1	(2)
	Province of Alberta Total					11.9	141.2	3.8	0.3	-	157.2

Canada	Province of British Columbia	BC Hydro	CAD	USD	Canadian Operations	-	-	-	-	0.4	0.4
		BC Transportation Financing Authority	CAD	USD	Canadian Operations	-	-	-	-	0.5	0.5
		Ministry of Finance Province of BC	CAD	USD	Canadian Operations	4.2	94.9	11.9	-	-	111.0
	Province of British Columbia Total					4.2	94.9	11.9	-	0.9	111.9

Canada	Federal Government of Canada	Canada Revenue Agency	CAD	USD	Canadian Operations	36.1	-	-	-	-	36.1
		Receiver General For Canada	CAD	USD	Canadian Operations	-	-	0.1	-	-	0.1
	Federal Government of Canada Total					36.1	-	0.1	-	-	36.2

Canada	County of Grande Prairie		CAD	USD	Canadian Operations	10.1	-	1.8	-	-	11.9

Canada	Province of Ontario	The Ontario Aggregate Resources Corporation	CAD	USD	Canadian Operations	-	-	0.1	-	-	0.1

Canada	Horse Lake First Nation	Receiver General For Canada	CAD	USD	Canadian Operations	-	0.1	-	-	-	0.1
Total payments to governments						77.9	242.6	17.9	0.3	0.9	339.6

Notes:

(1)
During 2025, there were no payments related to production entitlements, dividends or community and social responsibility payments required by law or contract that were made to further the commercial development of oil, natural gas, or minerals.
(2)
Royalties that are paid in-kind and are valued at market value using the relevant month average spot rates when the related production is produced and delivered in-kind.

Payments made on project-by-project basis

US$ millions

Country	Project / Subnational Political Jurisdiction	Resource / Method of extraction	Currency of payment	Reporting currency	Business Segment that made the payment	Taxes	Royalties	Fees	Bonuses	Infrastructure Improvement Payments	Total Amount paid to Payee (1)	Notes
United States	Entity Level Income Tax	Oil and Natural Gas/Well	USD	USD	USA Operations	15.6	-	-	-	-	15.6
United States	Utah	Oil and Natural Gas/Well	USD	USD	USA Operations	-	3.7	0.2	-	-	3.9
United States	Oklahoma	Oil and Natural Gas/Well	USD	USD	USA Operations	-	2.6	-	-	-	2.6
United States	Wyoming	Oil and Natural Gas/Well	USD	USD	USA Operations	-	0.1	-	-	-	0.1
Canada	Province of Alberta	Oil and Natural Gas/Well	CAD	USD	Canadian Operations	22.0	141.3	5.6	0.3	-	169.2	(2)
Canada	Province of British Columbia	Oil and Natural Gas/Well	CAD	USD	Canadian Operations	4.2	94.9	11.9	-	0.9	111.9
Canada	Entity Level Income Tax	Oil and Natural Gas/Well	CAD	USD	Canadian Operations	36.1	-	-	-	-	36.1
Canada	Province of Ontario	Uranium/Underground Mining	CAD	USD	Canadian Operations	-	-	0.2	-	-	0.2
Total payments to governments						77.9	242.6	17.9	0.3	0.9	339.6

Notes:

(1)
During 2025, there were no payments related to production entitlements, dividends or community and social responsibility payments required by law or contract that were made to further the commercial development of oil, natural gas, or minerals.
(2)
Royalties that are paid in-kind and are valued at market value using the relevant month average spot rates when the related production is produced and delivered in-kind.